EXHIBIT 10.11
NONSTATUTORY STOCK OPTION PLAN TERMS AND CONDITIONS

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.                                         OPTIONEE

The Optionee named in the notice of grant has been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Nonstatutory Stock Option Plan (the “Plan”), and this Option Agreement.

II.                                     AGREEMENT

1.                                       Grant of Option.  The Plan Administrator of the Company hereby grants to the Optionee (the “Optionee”), an option (the “Option”) to purchase the number of Shares, as set forth in the notice of grant, at the exercise price per share set forth in the notice of grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference.  Subject to Section 14(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

2.                                       Exercise of Option.

(a)  Right to Exercise.  This Option is exercisable during its term in accordance with the vesting schedule set out in the notice of grant and the applicable provisions of the Plan and this Option Agreement.  In the event of the termination of Optionee’s employment with the Company by reason of his or her death or Disability or other termination of Optionee’s employment, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

(b)  Method of Exercise.  This Option is exercisable by delivery of an exercise notice, substantially in a form approved by the Company (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercise Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed.  Assuming such compliance, for income tax purposes the Exercise Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercise Shares.

3.                                       Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)  cash;

(b)  check; or,

(c)  delivery of a properly executed Exercise Notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale of loan proceeds required to pay the exercise price.

4.                                       Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5.                                       Term of Option.  The term of the Option will be for a period of eight years, expiring at 5:00 p.m., Mountain Time, on the eighth anniversary of the Grant Date (the “Expiration Date”).  To the extent not previously exercised, the Options will lapse prior to the Expiration Date upon the earliest to occur of the following circumstances:

(a)  Thirty days after the termination of Optionee’s Continuous Status as an Employee or Consultant for any reason other than by reason of Optionee’s death or Disability.

(b)  Twelve months after termination of Optionee’s Continuous Status as an Employee or Consultant by reason of Disability.

(c)  Twelve months after the date of Optionee’s death, if Optionee dies while in Continuous Status as an Employee or Consultant.  Upon Optionee’s death, the Options may be exercised by Optionee’s beneficiary designated pursuant to the Plan.

6.                                       Entire Agreement; Governing Law.  The Plan is incorporated herein by reference.  The Plan, this Option Agreement and the n notice of grant constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.  This agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.

7.    Data Processing.  By accepting the Shares, Grantee gives explicit consent to the Company and other persons who administer the Plan to process and use all personal data relevant to Plan administration, including without limitation his or her name, address, Social Security Number or other applicable tax identification number, and bank and brokerage account details, and to the transfer of any such personal data outside the country in which Grantee works or is employed, including to the United States.

8.    Acknowledgments. By acceptance of this Option Agreement, Optionee acknowledges and agrees that:

(i)     the Option is granted under and governed by the terms and conditions of the Plan, this Option Agreement and the notice of grant;

(ii)    he or she has reviewed in entirety, and fully understands all provisions of, the Plan, this Option Agreement and the notice of grant;

(iii)    he or she agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement;

(iv)    he or she will notify the Company upon any change in the Optionee’s residence address by contacting the Company’s Stock Administration Department;

(v)    the grant or acceptance of this Option does not constitute an employment agreement and does not assure continuous employment with the Company or its Affiliates.